Board Discussion Materials

August 14, 2015

Morgan Stanley

Summary of Key Transaction Terms

- Summary terms reflect current state of discussions
- Open issues:
  - Cash consideration: $28.50 vs. $28.00 per share
  - Expense reimbursement up to $4.0MM vs. $2.0MM
- Our analysis on subsequent pages is based on cash consideration of $28.50 per share and $4MM expense reimbursement

Key Economic Terms	• Each Class A shareholder receives $[28.50] in cash at closing + retains its Class A share – Currently implies $132.89 / share of value based on Class B trading price • Charter amendment to change voting rights of Class A shares to one vote per share and rename Class A shares as Common Stock • Each Class B shareholder receives 1 share of Common Stock
Shareholder Approval	• Class A and Class B holder approval of amended Certificate of Incorporation – Each class voting separately (approval by a majority of shares voted) and majority of shares voting as one • Trusts agree to vote in favor of the transaction
Other Terms	• Company to reimburse Trusts' transaction expenses of legal / financial advisors up to $[4]MM • Company to concurrently announce intention to undertake a share buyback, which will be accretive to EPS (size TBD)

Summary of Key Economic Terms

Bessemer Proposal (August 7, 2015)

Key Proposal Terms

- All Class A shareholders:
  - Retain current Class A share
  - Receive $28.50 cash consideration per share
- Currently implies a total "package value" per share of $132.89 based on Class B trading price
- **Note:** amount of cash consideration is an open issue

Nominal Premiums Analysis [1]

	Share Class B Trading Price	Premium at $132.89 Package Value / Share	Premium at 1 Share + $28.50 Cash [7]
Current	$104.39	27.3%	27.3%
L1M	$105.47	26.0%	27.0%
L3M	$108.26	22.7%	26.3%
L6M	$109.60	21.3%	26.0%
L12M	$110.89	19.8%	25.7%

Conversion Ratio (Class B per Class A)			1.00x
Class B Current Market Price [1]		a	$104.39
Cash Premium as a % of Class B Market Price			27.3%
Implied Cash Premium		b	$28.50
Total "Package Value" per Share		a + b =	$132.89
Implied Premium to Class A Market Price ($97.52 as of 08/11/15)			*36.3%*
Implied Premium to Class B Market Price ($104.39 as of 08/11/15)			*27.3%*
Pro Forma Equity Ownership	Pre-Reclassification Economics / Voting		
Non-Trust Class A Shareholders	6.4% / 37.9%		6.4%
Trust Class A Shareholders	6.0% / 36.0%		6.0%
Total Class A Shareholders	12.4% / 73.9%		**12.4%**
Class B Shareholders	87.6% / 26.1%		87.6%
Memo: Decline in Bessemer # of Shares Pre vs. Post Reclassification			0.0%
Reference Data	Pre-Reclassification		
Aggregate Premium as % of Total Market Capitalization [2]			3.4%
Current Market Capitalization Accretion / (Dilution) [3]			(4.5%)
Total Cash Used ($MM) [4]			225
Pro Forma Net Debt / LTM EBITDA [5]	0.2x		0.6x
2016E EPS Accretion / (Dilution) [6]			(0.5%)

Notes

1. As of 08/11/2015
2. Aggregate Premium as a % of Total Market Capitalization = (Aggregate Cash Premium / Current Market Capitalization)
3. Current Market Capitalization Accretion / Dilution = (((Current Market Capitalization – (Cash Spent + Fees)) / (Total Shares Outstanding – Shares Redeemed)) / Current Class B Price) - 1
4. Includes fees and expenses estimated at $17MM + $4MM of Trusts expense reimbursement
5. Based on LTM (6/30/2015) EBITDA of $600MM
6. Accretion / (dilution) based on IBES consensus EPS estimates for 2016E as of 08/11/2015
7. Applies respective Class B (average) trading price for the period to calculate share consideration in reclassification

Recent History of Negotiations

		Hubbell Proposal (June 11, 2015)	Bessemer Counter (July 15, 2015)	Hubbell Response (July 29, 2015)	Bessemer Counter (August 5, 2015)	Hubbell Response (August 7, 2015)	Bessemer Counter (August 7, 2015)
Economics	Exchange Ratio	• 0.643x	• 1.00x	• 1.00x	• 1.00x	• 1.00x	• 1.00x
	Cash Premium	• $53.64 / share • Currently implies 19.7% premium to the Class B price	• 35% of Class B price at announcement • Currently implies $36.54 / share	• 26% of Class B price at announcement • Currently implies $27.14 / share	• 32% of Class B price at announcement • Currently implies $33.40 / share	• $28.00 / share • Currently implies 26.8% premium to the Class B price	• $28.50 / share • Currently implies 27.3% premium to the Class B price
	Implied Package Value	• Currently implies $120.76 / share	• Currently implies $140.93 / share	• Currently implies $131.53 / share	• Currently implies $137.79 / share	• Currently implies $132.39 / share	• Currently implies $132.89 / share
	Differential Consideration	• Same consideration for all A's	• Same consideration for all A's	• Same consideration for all A's	• Same consideration for all A's	• Same consideration for all A's	• Same consideration for all A's
Other Terms	Vote	• Class B vote	• Class B vote	• Class B vote	• Class B vote	• Class B vote	• Class B vote
	Ability to Terminate to Accept Superior Proposal for Trusts Shares	• N/A	• Yes	• No	• No	• No	• No
	Ability to Terminate for Proposal to Acquire the Company	• N/A	• Trusts: Yes	• Trusts: Yes, subject to certain conditions [1][2]	• Trusts: Yes, subject to certain conditions [1][2]	• Trusts: Yes, subject to certain conditions [1][2] • Company: Yes	• Trusts: Yes, subject to certain conditions [1][2] • Company: Yes
	Structural Profile	• Certain governance matters to be discussed	• No new takeover defenses	• Willing to drop consideration of a staggered board • Trusts agree to a two year standstill from acquiring shares and taking hostile actions	• Will not seek to restrict Board's ability to retain or implement rights plan • Open to considering standstill from acquiring shares and taking hostile actions	• Trusts agree to a two year standstill from acquiring shares and taking hostile actions	• Trusts agree to a two year standstill from acquiring shares and taking hostile actions
	Expense Reimbursement	• N/A	• Yes	• No	• Yes	• Considering reimbursement of up to $2MM	• Reimbursement of up to $4MM
	Return of Capital	• Company intends to evaluate its capital allocation strategy in conjunction with transaction	• Supportive of buyback including to achieve accretion	• Intend to pursue buyback including to achieve accretion (details depend on factors such as cash position, outlook and market prices at the time)	• Supportive of buyback including to achieve accretion	• Intend to pursue buyback including to achieve accretion	• Supportive of buyback including to achieve accretion

Notes

1. If there is a 3rd party binding acquisition proposal for [all] of the shares (unsolicited by the Trusts), the Trusts determine in good faith that the proposal is "superior" to the reclassification for the Trusts, and the proposal meets various criteria [(including offering the same consideration to all shareholders)], then the Trusts can terminate the reclassification agreement and support the superior proposal
2. The Company / board would have no obligation in such a case to support or recommend in favor of the proposal or negotiate with the party making the proposal

Project Bacchus

Comparison of Economic Terms of Proposals Over Time

2015 Negotiations

Date	June 11	July 15	July 29	August 5	August 7	August 7
Proposal Made by	**Hubbell**	**Bessemer**	**Hubbell**	**Bessemer**	**Hubbell**	**Bessemer**
Exchange Ratio	0.643x	1.00x	1.00x	1.00x	1.00x	1.00x
Cash Consideration / A Share	$53.64	$37.60	$27.39	$33.61	$28.00	$28.50
Aggregate Cash Consideration ($MM) [1]	$384	$269	$196	$241	$201	$204
Statistics at Time of Proposal						
Package Value to Class A Shares	$125.00	$145.02	$132.73	$138.63	$131.90	$132.40
Implied Premium to Class B Market Price	12.6%	35.0%	26.0%	32.0%	26.9%	27.4%
Aggregate Premium as % of Equity Value	1.6%	4.4%	3.2%	4.0%	3.4%	3.4%
Statistics Today						
Package Value to Class A Shares	$120.76	$140.93	$131.53	$137.79	$132.39	$132.89
Implied Premium to Class B Market Price	19.7%	35.0%	26.0%	32.0%	26.8%	27.3%
Aggregate Premium as % of Equity Value	2.0%	4.4%	3.2%	4.0%	3.3%	3.4%

Note
1. Excludes fees and expenses

Project Bacchus

Historical Relative Trading of the Two Classes

Last 5 Years

Trading Liquidity Statistics

Class B % of Total Volume

1 Year	99.47%
3 Years	99.25%
5 Years	99.23%

Average A / B Exchange Ratio

x

Current	0.934x
1 Year	1.007x
3 Years	0.950x
5 Years	0.944x

Price Exchange Ratio of Hubbell Class A to Class B Shares (1)

Class A / Class B

x



1.2
1.1
1.0
0.9
0.8
Effective on June 6, 2014, Bessemer was appointed as the sole trustee of the Hubbell Trust
0.934x
Aug-10
Feb-11
Aug-11
Feb-12
Aug-12
Feb-13
Aug-13
Feb-14
Aug-14
Feb-15
Aug-15
Ratio of Hubbell Class A Shares to Hubbell Class B Shares

Source Capital IQ

Note
1. As of 08/11/2015

Dual Class Reclassification Precedents

Comparison of Key Metrics for Precedent Reclassifications (Change of Control)

Companies

- A Aaron's
- B Continental Airlines
- C Dairy Mart Conv. Store
- D Kaman Corporation
- E Reader's Digest
- F Remington Oil & Gas
- G Robert Mondavi Corporation
- H Sotheby's Holdings

Transaction Value Premium to Low Vote Trading Price


%
50
40
30
20
10
0
259
27
30
30
27
17
15
10
0
22%
0%
Hubbell
D
B
E
F
G
H
C
A

CoC Median: 22%

Non-CoC Median: 0%

Aggregate Premium as % of Market Cap. (1)


%
10
8
6
4
2
0
3.4
7.5
5.9
5.7
4.2
4.2
3.6
3.1
0.0
4.2%
0.0%
Hubbell
D
G
B
H
F
E
C
A

CoC Median: 4.2%

Non-CoC Median: 0.0%

Market Value Dilution (2)


%
10
8
6
4
2
0
4.5
7.3
6.3
5.6
4.8
3.0
2.2
1.3
NA
4.8%
0.5%
Hubbell
D
B
G
H
C
A
E
F

CoC Median: 4.8%

Non-CoC Median: 0.5%

Notes

1. Defined as aggregate premium vs. low-vote share price as a percentage of total market capitalization. All at pre-announcement prices for the respective class. For companies with high vote shares that are not publicly traded, market capitalization assumes low-vote share price for entire share count
2. Market Value Dilution = 1 - ((Equity Value At Announcement – Cash Spent) / (Total Pro Forma Shares Outstanding)) / Current Price). All at pre-announcement prices for the respective class. For companies with high vote shares that are not publicly traded, market capitalization assumes low-vote share price for entire share count

Preliminary Share Repurchase Plan

Financial Implications

1. Board authorization for an additional $250MM, bringing the overall share repurchase authorization to $400MM

2. $250MM to be completed as soon as practicable (likely post-closing)

3. Announce accretion

4. Reclassification and share repurchase implies pro forma net debt of $485MM as of 9/30/15 or 0.9x FY 15 EBITDA [(1)]

5. Likely outlook revisions at S&P to A / negative and at Moody's to A3 / negative

   –Modest possibility of downgrade to A- / Baa1

Note
1. Represents unadjusted credit metrics

Project Bacchus

Summary Pro Forma Earnings Impact [(1)]

Key Assumptions

- Estimates based on sell-side research consensus estimates
- Projected 9/30/2015 balance sheet data; assumes $75MM of share repurchases in 2H 2015 (as-planned)
  - $460MM cash balance
  - $330MM minimum cash
- Total cash for reclassification: assumes $28.50 cash consideration per Class A share (plus associated fees)
- Total debt funding cost of 2.25% based on blended funding rate of new 10 year notes and commercial paper

EPS Accretion / (Dilution) Sensitivity

$MM, unless noted

Total Cash Required for Reclassification	225	225	225	225	225	225
Share Repurchase Incremental to $75MM in 2H 2015	**0**	**100**	**125**	**150**	**175**	**200**
Total Cash Used for Reclass & Incremental Repurchase	225	325	350	375	400	425
Pro Forma 2016E Net Income	345	344	344	343	343	343
Implied 2016E Fully Diluted Share Count	57.5	57.5	57.5	57.5	57.5	57.5
# of Incremental Shares Repurcased [(2)]	0.0	(1.0)	(1.2)	(1.4)	(1.7)	(1.9)
PF 2016E Fully Diluted Share Count	**57.5**	**56.5**	**56.3**	**56.1**	**55.8**	**55.6**
2016E EPS (Consensus)	$6.03	$6.03	$6.03	$6.03	$6.03	$6.03
2016E Pro Forma EPS	$6.01	$6.08	$6.10	$6.12	$6.14	$6.16
$ Acc. / Dil.	**($0.03)**	**$0.05**	**$0.07**	**$0.09**	**$0.11**	**$0.13**
% Acc. / Dil.	**(0.45%)**	**0.81%**	**1.13%**	**1.45%**	**1.78%**	**2.11%**

Notes
1. As of 08/11/2015
2. Assumes shares repurchased at Class B share price of $104.39 as of 08/11/2015

Morgan Stanley

Summary Pro Forma Credit Impact (1)

Key Assumptions

Operating estimates based on Morgan Stanley Equity Research

1. Balance Sheet data as of 9/30/2015. Assumes completion of $150MM total share repurchases in FY2015

2. Assumes 1.0x B-to-A exchange ratio plus $28.50 cash consideration per Class A share, equating to an aggregate cash use of $225MM (including fees). Assumes minimum cash balance of $330MM

3. $225MM reclassification + $175MM additional share repurchase. Assumes minimum cash balance of $330MM

Scenario Analysis

$MM; PF 12/31/2015

	1 Hubbell Standalone	2 Reclassification	3 Reclassification + Repurchase
Pro Forma Operating & Balance Sheet Metrics			
2015E EBITDA	566	566	566
Cash	460	330	330
Debt	598	693	868
Net Debt (1)	85	310	485
Unadjusted Credit Statistics			
Gross Debt / EBITDA	1.1x	1.2x	1.5x
Net Debt / EBITDA	0.2x	0.5x	0.9x
EBITA / Interest Expense	19.7x	18.1x	16.0x
FFO / Total Debt	64.0%	55.0%	43.6%
FCF post Div / Total Debt	27.2%	23.2%	18.2%
Adjusted Moody's Credit Statistics (2)			
Gross Debt / EBITDA	1.5x	1.7x	2.0x
Net Debt / EBITDA	0.6x	1.0x	1.3x
EBITA / Interest Expense	14.5x	13.7x	12.5x
FFO / Total Debt	45.0%	40.5%	34.1%
FCF post Div / Total Debt	21.6%	19.3%	16.2%
Adjusted S&P Credit Statistic (3)			
FFO / Total Net Debt	203.5%	103.7%	71.7%
Preliminary Ratings Outlook			
Moody's Credit Rating	A3 Stable	A3 Stable	A3 Neg.
S&P Credit Rating	A Stable	A Stable	A Neg.

Notes
1. Includes adjustment for $53MM in investments
2. Adjustments for operating leases and pensions
3. Adjustments for pensions, rent, and stock based comp. Net 75% of cash

Next Steps / Illustrative Transaction Timeline

- Following a narrowing of a bid-ask on key economic terms on August 7, parties commenced negotiation of legal documents
- Key open areas include:
  - Open contract points (see Wachtell, Lipton summary)
  - Fairness opinion preparation and delivery
  - Determination of share buyback to be announced concurrently with transaction
  - IR / Communications preparation
  - Board approvals
- Announcement targeted for as early as [August 17]

Illustrative Timeline to Closing


Aug.
Sept.
Oct.
Nov.
Dec.
Jan.
Board Approval, Sign, Announce
Proxy Statement Preparation & SEC Review Process
20 Business Day Advance Notice / Mailing
Shareholder Meeting

- Closing timing largely driven by proxy statement preparation and SEC review process
  - 3–5 months

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